N E W S R E L E A S E

Investors:	Brett Manderfeld	John S. Penshorn	Media:	Tyler Mason
	Vice President	Senior Vice President		Vice President
	952-936-7216	952-936-7214		424-333-6122

(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FIRST QUARTER 2019 RESULTS
•Revenues of $60.3 Billion Grew 9% Year-Over-Year
•Earnings from Operations Increased 19% to $4.8 Billion,

With Strong Earnings Growth at Optum and UnitedHealthcare
•Net Earnings of $3.56 Per Share Grew 24% Year-Over-Year
•Adjusted Net Earnings of $3.73 Per Share Grew 23% Year-Over-year

NEW YORK, NY (April 16, 2019) - Strong, well-diversified performance continued across UnitedHealth Group (NYSE: UNH) in first quarter 2019.

“Our employees’ shared vision of improving the health of the people we serve and the performance of health systems for everyone is producing value for society and driving consistent growth for our businesses,” said David S. Wichmann, chief executive officer of UnitedHealth Group.

With visibility on improved 2019 performance trends and based on the strong first quarter results, the Company increased its earnings outlook to net earnings of $13.80 to $14.05 per share, and adjusted net earnings of $14.50 to $14.75 per share.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018
Revenues	$60.3 billion	$55.2 billion	$58.4 billion
Earnings From Operations	$4.8 billion	$4.1 billion	$4.5 billion
Net Margin	5.7%	5.1%	5.2%

•	UnitedHealth Group’s first quarter 2019 revenues grew 9.3 percent or $5.1 billion year-over-year to $60.3 billion, led by UnitedHealthcare Medicare & Retirement, OptumRx and OptumHealth.

•
First quarter earnings from operations grew $779 million or 19.2 percent year-over-year to $4.8 billion. Adjusted net earnings of $3.73 per share grew 22.7 percent, driven by top-line growth and 60 basis points of net margin expansion.

•
Consistent with the Company’s full year 2019 expectations, first quarter cash flows from operations were $3.2 billion, or 0.9x net income, and were consistent with first quarter 2018 adjusted cash flows from operations, despite $0.7 billion in lower health insurance tax collections due to its deferral in 2019.

•
The revenue effect from the deferral of the health insurance tax was the primary driver of the 60 basis point year-over-year increase in the consolidated medical care ratio to 82.0 percent in first quarter 2019. Medical cost trends remained well-managed and included $300 million in favorable reserve development in the quarter, consistent with the level of development reported one year ago. Days claims payable of 49 days were also consistent with first quarter 2018.

•
The operating cost ratio of 14.1 percent in first quarter 2019 improved 130 basis points from its first quarter 2018 level, due to the deferral of the health insurance tax and strong cost management disciplines.

•	The income tax rate of 19.7 percent in first quarter 2019 decreased from 21.5 percent in first quarter 2018, reflecting the effect of the health insurance tax deferral.

•
Return on equity of 26.8 percent continued to reflect the Company’s strong services business mix and overall margin profile. Dividend payments grew 19.1 percent year-over-year to $860 million, and the Company repurchased 11.9 million shares for $3.0 billion in first quarter 2019.

UnitedHealthcare provides global health care benefits, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value health care consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018
Revenues	$48.9 billion	$45.5 billion	$46.2 billion
Earnings From Operations	$3.0 billion	$2.4 billion	$1.8 billion
Operating Margin	6.0%	5.3%	3.9%

•
UnitedHealthcare grew to serve 880,000 more people with medical benefits over the past year, helping grow first quarter 2019 revenues by $3.4 billion, or 7.6 percent, to $48.9 billion. First quarter 2019 earnings from operations grew 23.1 percent to $3.0 billion.

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UnitedHealthcare Employer & Individual first quarter 2019 revenues of $14.1 billion increased $670 million year-over-year. UnitedHealthcare grew to serve 705,000 more people with commercial benefits in the past year, driven by expanding services to self-funded employers in the first quarter through a business combination and organic growth of 125,000 people. In the full risk market, the business experienced stable year-over-year enrollment after considering a decrease of 155,000 people in the first quarter, with sequential growth expected over the balance of the year.

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UnitedHealthcare Medicare & Retirement revenues grew by $2.2 billion or 11.5 percent to $21.1 billion in first quarter 2019. Medicare Advantage products grew to serve 405,000 more people year-over-year, including 220,000 individual and employer-sponsored seniors in the quarter.

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In first quarter 2019, UnitedHealthcare Community & State revenues grew $511 million or 4.8 percent to $11.2 billion, driven by growth in serving people with higher acuity needs, such as dual eligibles and participants in long-term services and supports programs. UnitedHealthcare Community & State served 25,000 fewer people in first quarter 2019.

–	UnitedHealthcare Global revenues grew $85 million or 3.5 percent to $2.5 billion in first quarter 2019, with the global health plans growing to serve 30,000 more people year-over-year.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2019	2018	2018
Revenues	$26.4 billion	$23.6 billion	$27.6 billion
Earnings From Operations	$1.9 billion	$1.7 billion	$2.7 billion
Operating Margin	7.1%	7.0%	9.8%

•
In the first quarter of 2019, Optum revenues grew by $2.8 billion or 11.7 percent year-over-year to $26.4 billion. Due to strong revenue growth, Optum’s first quarter 2019 earnings from operations grew $225 million or 13.6 percent year-over-year to $1.9 billion.

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OptumHealth revenues of $6.7 billion grew $1.0 billion or 16.6 percent year-over-year, with diversified growth led by care delivery, behavioral health and health financial services. OptumHealth served approximately 93 million people at March 31, 2019, up 2 million people from the prior year, with a 14 percent increase in average revenue intensity per consumer driven by growth in value-based care arrangements and overall business mix.

–	OptumInsight revenues grew 5.8 percent year-over-year to $2.2 billion in first quarter 2019, while revenue backlog grew 14.5 percent year-over-year to $17.4 billion at quarter end.

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In first quarter 2019, OptumRx revenues increased $1.7 billion or 10.6 percent year-over-year to $17.8 billion, reflecting increased script volumes and a higher mix of specialty drugs. OptumRx fulfilled 339 million adjusted scripts in first quarter 2019, which is growth of 2.1 percent over the prior year, consistent with full year 2019 growth projections.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: UnitedHealthcare, which provides health care coverage and benefits services; and Optum, which provides information and technology-enabled health services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the Company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investors page of the Company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through April 30, 2019. The conference call replay can also be accessed by dialing 1-800-839-0861. This earnings release and the Form 8-K dated April 16, 2019 can also be accessed from the Investors page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors.

Some factors that could cause actual results to differ materially from results discussed or implied in the forward-looking statements include: our ability to effectively estimate, price for and manage our medical costs, including the impact of any new coverage requirements; new laws or regulations, or changes in existing laws or regulations, or their enforcement or application, including increases in medical, administrative, technology or other costs or decreases in enrollment resulting from U.S., South American and other jurisdictions’ regulations affecting the health care industry; the outcome of the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in CMS star ratings and other quality scores that impact revenue;

reductions in revenue or delays to cash flows received under Medicare, Medicaid and other government programs, including the effects of a prolonged U.S. government shutdown or debt ceiling constraints; changes in Medicare, including changes in payment methodology, the CMS star ratings program or the application of risk adjustment data validation audits; cyber-attacks or other privacy or data security incidents; failure to comply with privacy and data security regulations; regulatory and other risks and uncertainties of the pharmacy benefits management industry; competitive pressures, which could affect our ability to maintain or increase our market share; changes in or challenges to our public sector contract awards; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; failure to achieve targeted operating cost productivity improvements, including savings resulting from technology enhancement and administrative modernization; increases in costs and other liabilities associated with increased litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of acquisitions and other strategic transactions; fluctuations in foreign currency exchange rates on our reported shareholders’ equity and results of operations; downgrades in our credit ratings; the performance of our investment portfolio; impairment of the value of our goodwill and intangible assets if estimated future results do not adequately support goodwill and intangible assets recorded for our existing businesses or the businesses that we acquire; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; and our ability to obtain sufficient funds from our regulated subsidiaries or the debt or capital markets to fund our obligations, to maintain our debt to total capital ratio at targeted levels, to maintain our quarterly dividend payment cycle or to continue repurchasing shares of our common stock.

This list of important factors is not intended to be exhaustive. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong, and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual future results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by applicable securities laws.

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2019

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Supplemental Financial Information - Businesses

•	Supplemental Financial Information - Business Metrics

•	Reconciliation of Non-GAAP Financial Measures

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
Premiums	$47,513	$44,084
Products	8,072	6,702
Services	4,318	4,104
Investment and other income	405	298
Total revenues	60,308	55,188
Operating costs
Medical costs	38,939	35,863
Operating costs	8,517	8,506
Cost of products sold	7,381	6,184
Depreciation and amortization	639	582
Total operating costs	55,476	51,135
Earnings from operations	4,832	4,053
Interest expense	(400)	(329)
Earnings before income taxes	4,432	3,724
Provision for income taxes	(875)	(800)
Net earnings	3,557	2,924
Earnings attributable to noncontrolling interests	(90)	(88)
Net earnings attributable to UnitedHealth Group common shareholders	$3,467	$2,836
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$3.56	$2.87
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$3.73	$3.04
Diluted weighted-average common shares outstanding	975	987
(a) See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2019	December 31, 2018
Assets
Cash and short-term investments	$15,710	$14,324
Accounts receivable, net	12,826	11,388
Other current assets	14,279	12,980
Total current assets	42,815	38,692
Long-term investments	33,553	32,510
Other long-term assets	84,829	81,019
Total assets	$161,197	$152,221
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$21,139	$19,891
Commercial paper and current maturities of long-term debt	3,919	1,973
Other current liabilities	33,875	31,345
Total current liabilities	58,933	53,209
Long-term debt, less current maturities	34,419	34,581
Other long-term liabilities	11,340	8,204
Redeemable noncontrolling interests	2,054	1,908
Equity	54,451	54,319
Total liabilities, redeemable noncontrolling interests and equity	$161,197	$152,221

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net earnings	$3,557	$2,924
Noncash items:
Depreciation and amortization	639	582
Deferred income taxes and other	176	(47)
Share-based compensation	243	208
Net changes in operating assets and liabilities	(1,381)	4,702
Cash flows from operating activities	3,234	8,369
Investing Activities
Purchases of investments, net of sales and maturities	(319)	(1,385)
Purchases of property, equipment and capitalized software	(562)	(477)
Cash paid for acquisitions, net	(689)	(2,583)
Other, net	154	(72)
Cash flows used for investing activities	(1,416)	(4,517)
Financing Activities
Common share repurchases	(3,002)	(2,650)
Dividends paid	(860)	(722)
Net change in commercial paper and long-term debt	1,851	3,159
Other, net	1,739	2,635
Cash flows (used for) from financing activities	(272)	2,422
Effect of exchange rate changes on cash and cash equivalents	(5)	(12)
Increase in cash and cash equivalents	1,541	6,262
Cash and cash equivalents, beginning of period	10,866	11,981
Cash and cash equivalents, end of period	$12,407	$18,243

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues
UnitedHealthcare	$48,896	$45,459
Optum	26,360	23,601
Eliminations	(14,948)	(13,872)
Total consolidated revenues	$60,308	$55,188
Earnings from Operations
UnitedHealthcare	$2,954	$2,400
Optum (a)	1,878	1,653
Total consolidated earnings from operations	$4,832	$4,053
Operating Margin
UnitedHealthcare	6.0%	5.3%
Optum	7.1%	7.0%
Consolidated operating margin	8.0%	7.3%

Revenues
UnitedHealthcare Employer & Individual	$14,084	$13,414
UnitedHealthcare Medicare & Retirement	21,096	18,925
UnitedHealthcare Community & State	11,182	10,671
UnitedHealthcare Global	2,534	2,449

OptumHealth	$6,713	$5,759
OptumInsight	2,189	2,069
OptumRx	17,817	16,106
Optum eliminations	(359)	(333)
(a) Earnings from operations for Optum for the three months ended March 31, 2019 and 2018 included $626 and $488 for OptumHealth; $432 and $395 for OptumInsight; and $820 and $770 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2019	December 31, 2018	March 31, 2018
Commercial:
Risk-based	8,340	8,495	8,335
Fee-based	19,175	18,420	18,475
Total Commercial	27,515	26,915	26,810
Medicare Advantage	5,165	4,945	4,760
Medicaid	6,425	6,450	6,695
Medicare Supplement (Standardized)	4,500	4,545	4,490
Total Public and Senior	16,090	15,940	15,945
Total UnitedHealthcare - Domestic Medical	43,605	42,855	42,755
International	6,125	6,220	6,095
Total UnitedHealthcare - Medical	49,730	49,075	48,850

Supplemental Data
Medicare Part D stand-alone	4,480	4,710	4,770

OPTUM PERFORMANCE METRICS

	March 31, 2019	December 31, 2018	March 31, 2018
OptumHealth Consumers Served (in millions)	93	93	91
OptumInsight Contract Backlog (in billions)	$17.4	$17.0	$15.2
OptumRx Quarterly Adjusted Scripts (in millions)	339	348	332

Note: UnitedHealth Group served 142 million unique individuals across all businesses at March 31, 2019.

UNITEDHEALTH GROUP
Reconciliation of Non-GAAP Financial Measures

•	Adjusted Net Earnings per Share

•	Adjusted Cash Flows from Operations

Use of Non-GAAP Financial Measures

Adjusted net earnings per share and adjusted cash flows from operations are non-GAAP financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period.

Management believes that the use of adjusted cash flows from operations provides investors and management with useful information to compare our cash flows from operations for the current period to that of other periods, when the Company does not receive its monthly payment from the Centers for Medicare and Medicaid Services (CMS) in the applicable quarter. CMS generally remits their monthly payments on the first calendar day of the applicable month. However, if the first calendar day of the month falls on a weekend or a holiday, CMS has typically paid the Company on the last business day of the preceding calendar month. Adjusted cash flows from operating activities presents operating cash flows assuming all CMS payments were received on the first calendar day of the applicable month.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)
(unaudited)

ADJUSTED NET EARNINGS PER SHARE

	Three Months Ended March 31,		Projected Year Ended December 31,
	2019	2018	2019
GAAP net earnings attributable to UnitedHealth Group common shareholders	$3,467	$2,836	$13,425 - $13,750
Intangible amortization	227	220	~920
Tax effect of intangible amortization	(56)	(55)	~(230)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$3,638	$3,001	$14,115 - $14,440

GAAP diluted earnings per share	$3.56	$2.87	$13.80 - $14.05
Intangible amortization per share	0.23	0.22	~0.95
Tax effect per share of intangible amortization	(0.06)	(0.05)	~(0.25)
Adjusted diluted earnings per share	$3.73	$3.04	$14.50 - $14.75

ADJUSTED CASH FLOWS FROM OPERATIONS

Three Months Ended March 31, 2018
GAAP cash flows from operations	$8,369
Less: April CMS premium payments received in March	(5,144)
Adjusted cash flows from operations	$3,225